Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|        Preliminary Proxy Statement
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           14a-6(e)(2))
|X|        Definitive Proxy Statement
|_|        Definitive Additional Materials
|_|        Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         WESTERN MICRO TECHNOLOGY, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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     1) Title of each class of securities to which transaction applies:
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        pursuant to Exchange Act Rule 0-11:
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|_|  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                         WESTERN MICRO TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of
WESTERN MICRO TECHNOLOGY, INC.:


     The Annual Meeting of Shareholders of Western Micro Technology, Inc. (the "Company") will be held at 254 East Hacienda Avenue, Campbell, California 95008, on August 1, 1997 at 10:30 a.m. for the purpose of considering and acting upon the following proposals:

          (1) To elect a Board of six (6) directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

          (2) To approve certain amendments to the Company's 1994 Stock Option Plan;

          (3) To approve the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock;

          (4) To authorize the Board of Directors and Officers of the Company to change the state of incorporation of the Company from California to Delaware;

          (5) To ratify the designation of Coopers & Lybrand L.L.P. as independent accountants for the period ending December 31, 1997; and

          (6) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on June 20, 1997 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. A list of shareholders entitled to vote will be available at 254 East Hacienda Avenue, Campbell, California 95008 for ten days prior to the Annual Meeting.

     The Company's December 31, 1996 Annual Report to shareholders accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                                    By Order of the Board of Directors



                                    P. Scott Munro
                                    Secretary

Campbell, California
June 27, 1997


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                         WESTERN MICRO TECHNOLOGY, INC.
                            254 East Hacienda Avenue
                               Campbell, CA 95008
                                 (408) 374-6919
                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 August 1, 1997

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Western Micro Technology, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on August 1, 1997 at 10:30 a.m. at the principal executive offices of the Company located at 254 East Hacienda Avenue, Campbell, California 95008. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about June 27, 1997.

                                  VOTING RIGHTS

     Shareholders of record of the Company as of the close of business on June 20, 1997 have the right to receive notice of and to vote at the Annual Meeting. On June 20, 1997, the Company had issued and outstanding 4,801,470 shares of Common Stock, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote for as many separate nominees as there are directors to be elected and for or against all other matters presented. For action to be taken at the Annual Meeting, the majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Director nominees receiving the highest number of affirmative votes up to the number of directors to be elected will be elected. Votes withheld with respect to director nominees have no legal effect. Cumulative voting is not available in the election of directors at the Annual Meeting, as cumulative voting was eliminated by the vote of the shareholders at the 1994 Annual Meeting. The affirmative vote of a majority of the shares voting and a majority of the required quorum is the minimum approval necessary and is required to approve amendments to the Company's 1994 Stock Option Plan, and the ratification of Coopers & Lybrand L.L.P. as independent accountants. The affirmative vote of a majority of the shares of the Company's outstanding Common Stock is required to approve the amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock and to approve the reincorporation of the Company from California to Delaware. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by the shareholders, abstentions have the same effect as negative votes. If the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal will be defeated. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained.

                                     PROXIES

     Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company from its shareholders.

     Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. It is intended that shares represented by proxies received by the Company with no instructions will be voted in favor of all proposals set forth in the Notice of Meeting and for the nominees as described below.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy or
(ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and the election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     At the Annual Meeting, a Board of six (6) directors will be elected. The Board of Directors currently consists of six (6) directors. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below. Four (4) of the nominees are presently directors of the Company. Two current directors, Messrs. Welling and Martin, are not standing for re-election. Mr. Guadagno is not currently a member of the Board and will become a member of the Board of Directors upon shareholder approval.

     Mr. Mertens is not currently a member of the Board and will become a member of the Board of Directors only if the Company's contemplated acquisition of Star Management Services, Inc. ("Star") closes. Star is a holding company for a family of companies, including Star Data Systems, Inc. dba Sirius Computer Solutions, a distributor of IBM mid-range systems. In June 1997, the Company entered into a Stock Purchase Agreement pursuant to which the Company agreed to acquire the systems distribution business of Star (the "Star Agreement"). The Star acquisition is subject to a number of conditions, including the Company obtaining approximately $30 million of additional debt financing. The Star Agreement also provides as a condition to closing that Mr. Mertens be added to the Board of Directors. If the Star acquisition closes on or before the date of the Annual Meeting, and assuming the shareholders approve his election to the Board, Mr. Mertens shall become a member of the Board at the time of the Annual Meeting. If the Star acquisition has not closed on or before the date of the Annual Meeting, he will be appointed to the Board effective upon the closing of the acquisition. If, however, the Star Agreement is terminated and the acquisition does not close, notwithstanding the approval of Mr. Mertens as a director by the shareholders at the Annual Meeting, Mr. Mertens shall not become a member of the Board of Directors. In such event, and effective at such time, the Board of Directors will automatically be reduced to five (5) persons.

     In the event that any Director nominee shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. Except as discussed above, it is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

THE NAME AND PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS OF THE DIRECTOR NOMINEES ARE:

     Angelo Guadagno, 55, is not currently a member of the Board of Directors. Mr. Guadagno was the Vice President of Worldwide Channel Sales of Data General Corporation from 1989 to 1997. Prior to such time, Mr. Guadagno served in a number of positions at Data General Corporation, including Vice President of U.S. Sales from 1994 to 1996; Vice President, American Sales and Services from 1990 to 1994; and Vice President of North American Sales Division from 1989 to 1990. Prior to joining Data General Corporation, Mr. Guadagno was the Vice President of North American Sales Operations for Apollo Computer from 1985 to 1989. From 1969 to 1985, Mr. Guadagno was the Northeast Regional Sales Manager, U.S. Distribution Manager for Digital Equipment.

     James J. Heffernan, 55, was elected as a Director of the Company in October 1995. Since January 1996 he has been Chief Financial Officer and a Director of US Web Corporation, a franchisor of World Wide Web developers. He was Chief Financial Officer of Interlink Computer Sciences, a software company, from March 1995 to January 1996. Prior to such time, Mr. Heffernan was Chairman of the Board and Chief Financial Officer of Panoramic, Inc., a software company. Panoramic filed for Chapter 11 bankruptcy in May 1991 and all of its assets were sold to Computer Associates, Inc. From June 1994 to June 1995, Mr. Heffernan was a board member of International Microcomputer Software, Inc. He was Vice President of Finance and Chief Financial Officer of Software Publishing, Inc., a position he held from 1987 through 1989.

     Carlton J. Mertens, II, 31, is not currently a member of the Board of Directors. Mr. Mertens is currently the Executive Vice President of Star. Mr. Mertens' professional experience includes two years as a marketing representative for Computerland and one year with AmeriSource Business Centers in San Antonio. From 1984 to present, Mr. Mertens has been an active member of Sirius' management team, moving into his position as Executive Vice President in 1991. Mr. Mertens received his B.B.A. in Marketing from the University of Texas at Austin in 1989.

     P. Scott Munro, 40, was appointed as a Director of the Company in July 1995 and has been the President, Chief Executive Officer and Secretary of the Company since July 1995. From January 1993 to July 1995, Mr. Munro was President, Computer Systems Division of the Company and from July 1990 to January 1993 Senior Vice President, Computer Systems Division of the Company.

     K. William Sickler, 48, was elected as a Director of the Company in July 1993. Currently, Mr. Sickler is Chief Executive Officer and President of Gadzoox Microsystems, Inc., a provider of gigabit fibre channel networking products. Prior to April 1996, he was Executive Director of Software Business Development for Seagate Technology, a manufacturer of disk drives and software developer, with responsibility for analysis of potential software company acquisitions. Until July 1995, Mr. Sickler was President and Chief Executive Officer of Network Computing, Inc., a provider of network management software for local area networks. From 1980 to 1992, he was employed by Ungermann-Bass, Inc., a provider of networking products and services. His most recent position was that of Chief Operating Officer. Prior to that, he held the positions of Vice President of Operations and Vice President of Manufacturing and Quality.

     J. Larry Smart, 49, was elected as a Director of the Company and was appointed as Chairman of the Board in October 1995. He has been President and Chief Executive Officer of Visioneer, a data imaging company since April 1997. From July 1995 to February 1997, Mr. Smart was Chairman of the Board, President and Chief Executive Officer of StreamLogic Corporation, a data storage company, since July 1995. From March 1994 to February 1995, Mr. Smart was President and Chief Executive Officer of Maxtor Corporation, a data storage company. From July 1991 to February 1995, Mr. Smart was President and Chief Executive Officer of Southwall Technologies, Inc., a material science company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE DIRECTOR NOMINEES.

Board of Directors Meetings and Committees

     The total number of regular and special meetings of the Board of Directors held in the last fiscal year was ten (10). All directors attended at least seventy-five percent (75%) of the Board meetings and the meetings of the committees of the Board on which such director served.

     The Audit Committee of the Board, which presently consists of Messrs. Welling and Heffernan, met once during the last fiscal year. The Audit Committee has the responsibility to review the scope of the annual audit, recommend to the Board of Directors the appointment of the independent accountants, and meet with the independent accountants for review and analysis of the Company's systems, the adequacy of controls and the sufficiency of financial reporting and legal accounting compliance.

     The Executive Compensation Committee of the Board, which presently consists of Messrs. Martin, Heffernan and Sickler, met twice during the last fiscal year. The Executive Compensation Committee has the responsibility for determining the compensation to be paid to each of the Company's executive officers.

     The Stock Option Committee, which presently consists of Messrs. Heffernan and Smart, met once during the last fiscal year. The Stock Option Committee administers the Company's Amended and Restated Incentive and Non-Incentive Stock Option Plans and the 1994 Stock Option Plan (collectively, the "Stock Options Plans").

     The Nominating Committee, which presently consists of Messrs. Heffernan, Munro and Smart met once during the last fiscal year. The Nominating Committee recommends to the Board of Directors persons for nomination to the Board. The Nominating Committee will consider recommendations from shareholders which should be addressed to the attention of the Secretary, Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's executive officers, directors and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Commission. Based upon a review of such reports, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on time, except that Jerome Martin reported the sale of 10,000 shares of Common Stock approximately ten months late and Messrs. Munro and Cochrane reported the purchase of 2,019 and 1,333 shares, respectively, of Common Stock under the Company's employee stock purchase plan approximately nine months late.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of May 30, 1997 by: (i) each person known to the Company to beneficially own more than five percent (5%) of the Company's Common Stock, (ii) each director and director nominee, (iii) each of the Named Executive Officers (as defined on page 7 of this Proxy Statement), and (iv) all executive officers and directors as a group.

                                                         Shares
                                                      Beneficially
         Name of Beneficial Owner(1)                     Owned         Percent
-----------------------------------------------       ------------     -------

Bernard T. Marren                                       371,400          7.7%
20823 Stevens Creek Blvd., Ste. 400
Cupertino, CA 95014

ROI Capital Management, Inc. ("ROI")                    323,600          6.7
  and affiliates(2)
One Bush Street, Ste. 1150
San Francisco, CA 94104

Donald A. Cochrane(3)                                    48,098             *

James W. Dorst(4)                                        41,312             *

Angelo Guadagno                                               0             *

James J. Heffernan(5)                                     3,125             *

Jerome A. Martin(6)                                      31,842             *

Carlton J. Mertens, II(7)                               510,714          9.6

P. Scott Munro(8)                                       102,598          2.1

K. William Sickler(9)                                    19,875             *

J. Larry Smart(10)                                       17,125             *

William H. Welling(11)                                   18,665             *

All Executive Officers and Directors as a Group         282,640          5.7
(8 persons)(12)

----------

*    Less than one percent (1%).

(1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares reported in the table.

(2) Based on Amendment Number 1 to Schedule 13D dated January 26, 1996 filed jointly by ROI, ROI Partners, L.P. ("PTRS"), ROI & Lane, L.P. ("R&L"), Mark
     T. Boyer and Mitchell J. Soboleski reporting beneficial ownership as follows:

                              Shares              Shared Voting and
                        Beneficially Owned        Dispositive Power
                        ------------------        -----------------

        ROI                  323,600                   323,600
        PTRS                 201,000                   201,000
        R&L                   24,000                    24,000
        Mr. Boyer            201,000                   201,000
        Mr. Soboleski        201,000                   201,000


     Messrs. Boyer and Soboleski are the sole shareholders, and President and Secretary, respectively, of ROI. Messrs. Boyer and Soboleski and ROI are the general partners of PTRS, which is an investment limited partnership. ROI is the managing general partner of R&L, which is an investment partnership.

(3) Includes 26,875 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997. See also "Change in Control" on page 9 of this Proxy Statement.

(4) Includes 25,000 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997. See also "Change in Control" on page 9 of this Proxy Statement.

(5) Includes 3,125 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997.

(6) Includes 3,125 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997.

(7) Pursuant to the terms of the Star Agreement, Mr. Mertens shall receive these shares effective at the time of Closing. If the acquisition does not close, Mr. Mertens shall not receive the shares. Since these shares are not currently outstanding, Mr. Mertens cannot vote these shares at the meeting.

(8) Includes 94,218 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997. See also "Change in Control" on page 9 of this Proxy Statement.

(9) Includes 14,375 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997.

(10) Includes 3,125 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997.

(11) Includes 14,375 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997.

(12) Includes 184,218 shares subject to stock options that are presently exercisable or that will become exercisable within 60 days of May 30, 1997.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid to the Company's Chief Executive Officer, and each of the other two most highly compensated executive officers who were serving as executive officers on December 31, 1996 (the "Named Executive Officers"), for the fiscal years ended December 31, 1996, 1995 and 1994.

                                            Summary Compensation Table
                                                                                        Long-Term
                                                                                      Compensation
                                                                                         Awards
                                                       Annual Compensation               ------
                                              ---------------------------------------  Securities
                                                                      Other Annual     Underlying       All Other
Name and Principal Position         Year      Salary($)    Bonus($)   Compensation($)  Options(#)     Compensation($)
---------------------------         ----      ---------   ---------   ---------------  ----------     ---------------
P. Scott Munro                      1996       $221,286    $122,564      --             125,000             --
  President, Chief Executive        1995        173,660     152,530      --              60,000             --
  Officer and Secretary             1994        161,234      75,550      --             100,000(1)      $3,414(2)

Donald A. Cochrane(3)               1996        150,000      66,384      --              40,000             --
  Former Senior Vice President,     1995        106,980      82,629      --              37,500             --
  Sales and Marketing

James W. Dorst                      1996        150,000      47,867      --              20,000             --
  Chief Financial Officer           1995        100,000      30,640     20,833(4)        50,000             --


----------

(1) Certain of the Company's executive officers received stock options in 1994, which options were subsequently repriced later in the year. The rules of the Securities and Exchange Commission require that both the original option grant and the repriced option be reported as separate grants of stock options. However, since the original options received in 1994 were canceled at the time of repricing, the grantees were entitled only to the amount of the shares covered by the repriced options. See also "Change in Control" on page 9 of this Proxy Statement.

(2) Consists of medical costs covered by the Company's medical reimbursement plan.

(3) Mr. Cochrane became an executive officer of the Company in July 1995 and resigned from the Company effective April 21, 1997.

(4) Mr. Dorst served as a consultant to the Company until he was hired by the Company in May 1995. During his consultancy with the Company he was paid $20,833.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 to the Named Executive Officers.

                                                       Option Grants in Last Fiscal Year
                                              Percent of                                           Potential Realizable Value
                           Number of            Total                                                at Assumed Annual Rates
                          Securities           Options                                             of Stock Price Appreciation
                          Underlying         Granted to                                                 for Option Term(2)
                            Options         Employees in      Exercise or Base  Expiration       -------------------------------
                          Granted(#)        Fiscal Year(1)    Price ($/Share)      Date               5%                  10%
                          ----------        --------------    ----------------  ----------       -----------        ------------

P. Scott Munro             40,000(3)            9.6%              $5.00         01/18/06         $125,778.93         $318,748.49
                           85,000(4)           20.3%               9.00         09/27/06          481,104.49        1,219,212.98

Donald A. Cochrane         20,000(3)            4.8%               5.00         01/18/06           62,889.46          159,374.25
                           20,000(4)            4.8%               9.00         09/27/06          113,201.03          286,873.64

James W. Dorst             20,000(4)            4.8%               9.00         09/27/06          113,201.03          286,873.64


----------

(1) Based on options to purchase an aggregate of 421,000 shares of Common Stock granted during fiscal 1996.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

(3) These options vest twenty-five percent (25%) over a four year period beginning two years from the date of grant. See also "Change in Control" on page 9 of this Proxy Statement.

(4) These options vest twenty-five percent (25%) over a four year period. See also "Change in Control" on page 9 of this Proxy Statement.

     The following table indicates the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1996. The Company's Common Stock price as at close of business on December 31, 1996 was $12.25. None of the Named Executive Officers exercised options during the fiscal year ended December 31, 1996.

                          Aggregated Option Exercises in Last Fiscal Year
                                     and FY-End Option Values
                          Number of Securities                Value of Unexercised
                         Underlying Unexercised                   In-the-Money
                          Options at FY-End(#)                Options at FY-End($)
                      -----------------------------      -----------------------------
      Name            Exercisable     Unexercisable      Exercisable     Unexercisable
------------------    -----------     -------------      -----------     -------------

P. Scott Munro           79,218          207,500         $633,957.25     $1,250,625.00
Donald A. Cochrane       24,375           78,125          187,500.00        553,750.00
James W. Dorst           12,500           57,500          125,000.00        440,000.00

Compensation of Directors

     Outside directors (i.e., those who are not employees of the Company) receive an annual retainer of $20,000, plus $750 for each board meeting attended. The Company pays for directors' liability insurance and has entered into indemnification agreements with each of the directors.

     At the 1994 Annual Meeting, the shareholders approved the adoption of the Company's 1994 Stock Option Plan, which has on several occasions thereafter been amended. Among many other benefits, the 1994 Stock Option Plan, as amended, provides for the grant of an option of 15,000 shares of the Company's Common Stock to certain directors who are not employees following their initial election or appointment and an option for 4,000 shares at every regular annual meeting thereafter at which they are elected. The exercise price is the fair market value of the shares on the date of each respective grant and the options vest over a four-year period. In April of 1997, the Board of Directors made discretionary grants of nonstatutory stock options to the outside directors to each purchase 6,250 shares.

Change in Control

     Stock options held by the Company's directors and Named Executive Officers under the Company's Stock Option Plans will become fully vested and exercisable following a change in control of the Company. A "change in control" means the occurrence of any of the following events: (1) shareholder approval of a merger or consolidation of the Company with any other corporation resulting in a change in fifty percent (50%) or more of the total voting power of the Company; (2) shareholder approval of a plan of complete liquidation of the Company or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (3) any person becomes the beneficial owner of more than fifty percent (50%) of the Company's total outstanding securities.

Employment Agreements

     The Company entered into an Employment Agreement with P. Scott Munro dated January 1, 1996. Pursuant to the terms of the Agreement, Mr. Munro receives a base salary of $203,000 per year and is eligible to receive a bonus of up to $125,000 a year (up to $25,000 of which is payable upon achievement of certain quarterly performance goals and $25,000 of which is paid annually upon achievement of certain annual performance goals). Effective July 1, 1996, Mr. Munro's base salary was increased to $260,000 and his annual incentive bonus was increased to $30,000. If Mr. Munro is terminated for cause, he will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Munro is terminated without cause, he will be entitled to receive his base salary for twelve (12) months following his termination. If Mr. Munro's responsibilities are reduced within twelve (12) months following a change in control, as defined above, and such reduction in responsibilities is not for cause, any resignation of employment by Mr. Munro as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

     The Company entered into an Employment Agreement with James W. Dorst dated June 12, 1995. Pursuant to the terms of the Agreement, Mr. Dorst receives a base salary of $150,000 per year and is eligible to receive a bonus of up to $50,000 per year, subject to achievement of certain performance goals. If Mr. Dorst is terminated for cause, he will be entitled to receive his base salary and bonus due through the date of his termination. If Mr. Dorst is terminated without cause, he will be entitled to receive his base salary for nine (9) months following his termination. If Mr. Dorst's responsibilities are reduced within twelve (12) months following a change in control, as defined above, and such reduction in responsibilities is not for cause, any resignation of employment by Mr. Dorst as a consequence of such reduction in responsibilities will be treated as a termination of employment without cause.

     The Company entered into an Employment Agreement with Donald A. Cochrane dated January 1, 1996. Pursuant to the terms of the Agreement, until the date of his resignation from the Company in April 1997, Mr. Cochrane received a base salary of $150,000 per year and was eligible to receive a bonus of up to $70,000 a year (up to $15,000 of which was payable quarterly upon achievement of certain quarterly performance goals and up to $10,000 of which was payable annually based on the achievement of certain annual performance goals). Mr. Cochrane's Agreement provided that if he was terminated for cause, he would be entitled to receive his base salary and bonus due through the date of his termination and if he was terminated without cause, he would be entitled to receive his base salary for nine (9) months following his termination. Pursuant to the Agreement, Mr. Cochrane will continue to receive his base salary for nine months beginning on April 21, 1997. In addition, Mr. Cochrane will continue to vest in his stock options throughout the term of his Consultant Agreement in accordance with the terms of his Incentive Stock Option Agreement and the 1994 Stock Option Plan. Mr. Cochrane entered into an Independent Consultant Agreement with the Company which will automatically terminate on January 15, 1998 or earlier upon the occurrence of (1) Mr. Cochrane's death, (2) thirty (30) days notice from the Company terminating the Consulting Agreement, or (3) a material breach of the Consultant Agreement, which includes but is not limited to a failure to complete the consulting services in a timely fashion, habitual neglect, failure to work cooperatively with the Company's staff, negligence or wrongdoing in the performance of his duties, or a breach of rules regarding Confidential Information.

                   EXECUTIVE COMMITTEE REPORT ON COMPENSATION


     The compensation of the Company's executive officers is determined by the Executive Compensation Committee of the Board of Directors (the "Compensation Committee") on an annual basis. The Chief Executive Officer's recommendations of compensation to be paid to other executive officers of the Company are considered by the Compensation Committee in its decision-making process. The Compensation Committee is currently composed of two (2) non-employee directors.

     The Stock Option Committee of the Board of Directors administers the Company's Stock Option Plans and determines grants to executive officers. The Stock Option Committee is composed of two "non-employee" directors, as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     The Compensation Committee's policy on executive compensation is to attract and retain highly qualified personnel while tying compensation to performance. Consequently, the Compensation Committee seeks to establish compensation that will reward individuals for Company performance as well as individual performance and motivate and reward executives for achievement of strategic business objectives.

     The primary factors used by the Compensation Committee in determining the compensation of the Company's executive officers are as follows:

     1. The executive officer's individual performance and contributions to the Company;

     2.   The financial results of the Company, including return on assets; and

     3. The compensation of executive officers employed by companies in similar industries with similar revenue levels. The Compensation Committee takes into account surveys of competitive pay practices prepared by independent consulting firms.

Executive Compensation Generally

     The compensation of executive officers is composed of (i) base salary, (ii) a cash bonus and (iii) stock options.

     Base Salary. The base salaries of the Company's executive officers are set
     -----------
forth in the employment agreements negotiated by each such officer. See "Employment Agreements" on page 9 of this Proxy Statement. In each case, the Compensation Committee utilized the surveys of independent consulting firms to help it determine the appropriate amount of competitive base pay.

     Bonus. All of the executive officers were eligible to receive a cash bonus.
     -----
The bonus amount was based on the degree to which specific financial performance, e.g., return on assets, was achieved in relation to targeted goals. The target bonus amounts for these executive officers was designed to represent between 33% (for Mr. Dorst), 47% (for Mr. Cochrane) and 50% (for Mr. Munro) of annual base salary. As a result of the Company's performance in 1996, these executive officers received cash bonuses in the aggregate amount of $236,815.

     Stock Options. In January and September 1996, the Company's current
     -------------
executive officers received stock options which are set forth in the Summary Compensation Table on page 7 of this Proxy Statement. Stock options were granted to the Company's current executive officers on the basis of a survey of competitive practices of a majority of the companies in the Company's Self Determined Peer Group prepared by Watson Wyatt Worldwide.

Chief Executive Officer Compensation

     Effective January 1, 1996, Mr. Munro's base salary was increased to $203,000 based on a compensation survey conducted by Alexander & Alexander Consulting Group and Radford Associates of fourteen public companies, of which four such companies are included in the Company's Self-Determined Peer Group. The other ten companies were of a similar size, in a similar location and bear other characteristics similar to the Company. At such time, the Company entered into a new employment agreement with Mr. Munro, which superseded his then-existing employment agreement. Effective July 1, 1996, Mr. Munro's base salary was increased to $260,000. See "Employment Agreements" on page 9 of this Proxy Statement.

     Based on the Company's 1996 performance, Mr. Munro was paid a bonus of $122,564. Mr. Munro's annual incentive maximum bonus is $125,000.

     Based on a survey of median competitive annual stock option grants, regarded by Watson Wyatt Worldwide, Mr. Munro received options in 1996 to purchase 125,000 shares of Company stock that vest over four years. See "Summary Compensation Table" on page 7 of this Proxy Statement.

Other

     The Company generally intends to qualify compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, however, the Company reserves the right to pay compensation that may not be deductible.


                                    EXECUTIVE COMPENSATION COMMITTEE

                                             K. WILLIAM SICKLER
                                             JEROME A. MARTIN

                                PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five (5) year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock against the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. companies) and a Self-Determined Peer Group. "Total return," for the purpose of this graph, assumes reinvestment of all dividends.

                               [GRAPHIC OMITTED]

                                                       LEGEND
Symbol      CRSP Total Returns Index for:            12/31/91  12/31/92  12/31/93  12/31/94  12/31/95  12/31/96
------      ----------------------------             --------  --------  --------  --------  --------  --------

_____       Western Micro Technology, Inc.             100.0     137.5     308.3     212.5     175.0     408.3
------      Nasdaq Stock Market (US Companies)         100.0     116.4     133.6     130.6     184.7     227.2
-----       Self-Determined Peer Group                 100.0      99.4     179.9     101.1     107.1     200.6


    Companies in Self-Determined Peer Group
      AMERIQUEST TECHNOLOGIES INC.           COMPUCOM SYSTEMS INC.
      INACOM CORP.                           INTELLIGENT ELECTRONICS INC.
      MICROAGE INC.                          POMEROY COMPUTER RESOURCES INC.
      TECH DATA CORP.                        VANSTAR CORP.

 Notes:

     A. The lines represent monthly index levels derived from compounding daily returns that include all dividends.
     B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
     C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.
     D.   The index level for all series was set to $100.00 on 12/31/91.

                                PROPOSAL NUMBER 2

                            CERTAIN AMENDMENTS TO THE
                        COMPANY'S 1994 STOCK OPTION PLAN


     The 1994 Stock Option Plan of Western Micro Technology, Inc. was adopted by the Company's Board of Directors on April 22, 1994 and approved by the shareholders at the 1994 Annual Meeting. Effective August 15, 1996, the Board of Directors amended and restated the 1994 Stock Option Plan (the "1994 Plan") to:
(1) comply with amended Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, (2) change the formula for automatic grants of nonstatutory stock options granted to non-employee directors and to permit discretionary grants of nonstatutory stock options to such directors, and (3) increase the number of shares available under the 1994 Plan by 200,000 shares. On May 18, 1997, the Board of Directors amended and restated the 1994 Plan to: (1) increase the number of shares available for grant thereunder by 500,000 shares, 125,000 of which would be available for incentive stock options subject to approval by shareholders, (2) change the annual amount of nonstatutory stock options granted automatically to non-employee directors and to credit service for advisory directors, and (3) change the Internal Revenue Code section 162(m) grant limit for optionees who are employees, subject to approval by shareholders.

     The text of the 1994 Plan is set forth in Exhibit A to this Proxy Statement. The following summary of the 1994 Plan's principal features does not purport to be complete. It is subject to and qualified in its entirety by reference to Exhibit A.

Shares Subject to the 1994 Plan

     Prior to the amendment and restatement of the 1994 Plan, there are 1,021,802 shares of Common Stock authorized for option grants. Upon approval of this amendment by the shareholders, there will be a total of 1,521,802 shares authorized under the Plan. The authorized shares issuable in connection with the 1994 Plan are subject to adjustment in the event of stock splits, stock dividends and other situations.

     As of May 30, 1997, the Company had options outstanding under the 1994 Plan to purchase an aggregate of 1,252,000 shares of Common Stock, at exercise prices ranging from $2.00 to $11.875 per share, or a weighted average per share exercise price of $6.14. If any option granted under the 1994 Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of May 30, 1997, a total of 145,000 shares of Common Stock were available for future issuance under the 1994 Plan.

Participants

     Any person who is an employee of the Company is eligible to receive options under the 1994 Plan. Optionees will be selected by the Stock Option Committee.

     The 1994 Plan also provides for formula grants for non-employee directors that are designed to comply with the provisions of Rule 16b-3 under the Exchange Act of 1934, as amended. Non-employee directors will automatically receive nonstatutory options to purchase 15,000 shares of the Company's Common Stock upon their initial appointment or election as a non-employee director and will receive nonstatutory options to purchase 4,000 shares of the Company's Common Stock for every regular annual meeting thereafter at which they are elected. The non-employee director options will have ten (10) year terms and will be exercisable ratably at twenty-five percent (25%) a year from the date of the annual meeting of shareholders on which date the options are granted. Such options will become one hundred percent (100%) vested upon death, disability or a change in control of the Company. If a non-employee director or advisory director dies or becomes disabled, his or her option shall be fully exercisable during the twelve (12) months following the date of his or her death or disablement. If a non-employee director or advisory director voluntarily retires from service as a director or advisory director at or after age 60, his or her options that are vested shall be exercisable for a period of twelve (12) months following retirement. In all other cases, a non-employee director's or advisory director's options that are vested upon termination of service shall remain exercisable for ninety (90) days following the date of his or her termination of service. The 1994 Plan also permits discretionary grants of nonstatutory options to be made to non-employee directors by the Board of Directors.

Administration

     The 1994 Plan is administered by the Stock Option Committee. The Stock Option Committee consists of two directors appointed by the Board of Directors and has the power and authority to grant options to participants in the 1994 Plan. The Stock Option Committee may delegate certain of its responsibilities to other persons; provided, however, the Stock Option Committee may not delegate matters relating to the Company's Section 16 officers. The members of the Stock Option Committee are non-employee directors as defined in Rule 16b-3. The Board of Directors may fill vacancies on the Stock Option Committee and may from time to time remove or add members, and may also administer the 1994 Plan.

     The Stock Option Committee may periodically adopt rules and regulations for carrying out the 1994 Plan. The Board of Directors may amend the 1994 Plan, as desired, without further action by the Company's shareholders except as required by applicable law.

Terms of Stock Options

     Awards under the 1994 Plan consist of nonstatutory stock options ("NSOs") and incentive stock options ("ISOs"). Except with respect to options automatically granted to non-employee directors, options granted pursuant to the 1994 Plan need not be identical.

     The purchase price under each option is established by the Stock Option Committee but in no event can the option price for ISOs and non-employee director options be less than one hundred percent (100%) of the fair market value of the stock on the date of grant. The last sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on May 30, 1997 was $13.375. The option price must be paid in full at the time of exercise. The price may be paid in cash or, if permitted by the Stock Option Agreement, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver part of the sale proceeds to the Company, by the surrender of shares of the Company owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing.

     Except with respect to automatic options for non-employee directors, options have such terms and are exercisable in such manner and at such times as the Stock Option Committee may determine. In addition, no optionee may be granted options in any calendar year in excess of 300,000 shares of the Company's Common Stock; provided, however, that options granted to an optionee in the calendar year in which he or she is newly hired shall in no event cover more than 500,000 shares of the Company's Common Stock, subject to certain adjustments. However, each option must expire within a period of not more than ten (10) years from the grant date.

     Unless the Option Agreement otherwise provides, each option is transferable only by will or the law of descent and distribution and shall only be exercisable by the participant during his or her lifetime.

     The Stock Option Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options at the same or a different price, except the optionee must consent to any modification, extension or renewal which impairs his or her rights or increases his or her obligations under such option.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of the 1994 Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing options and related payments are complex and subject to frequent change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise.

     ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Internal Revenue Code. NSOs need not comply with such requirements.

     An employee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value on the exercise date of the shares acquired under an ISO will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two (2) years following grant and at least one
(1) year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one (1) and two (2) year holding periods described above, the optionee may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option exercise price) or (ii) the difference between the fair market value of the stock on the exercise date and the option exercise price. The balance of the consideration received on such a disposition will be capital gain (long-term capital gain if the stock had been held for at least one (1) year following exercise of the ISO). The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

     An employee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one (1) year following exercise. The Company does not receive a deduction for this gain.

New Plan Benefits

     With respect to all future grants, the Stock Option Committee has full discretion to determine the number and amount of options to be granted to employees under the 1994 Plan, subject to an annual limitation on the total number of options that may be granted to any employee. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Summary Compensation Table above, the executive officers as a group and all other employees under the 1994 Plan are not presently determinable. The number of options to be received automatically by each non-employee director is fixed under the 1994 Plan.

Required Approval

     The affirmative vote of the holders of a majority of shares of Common Stock represented and voting at a duly held meeting at which a quorum is present is required to approve the amendment and restatement of the 1994 Plan as it relates to the increase in the individual grant limitations of section 162(m) of the Code and the 125,000 new shares available for the grant of ISOs. Unless marked to the contrary, proxies received will be voted "FOR" approval of the amendment and restatement of the Company's 1994 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1994 PLAN.

                                PROPOSAL NUMBER 3

                TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


Introduction

     The Company's Articles of Incorporation currently authorizes the issuance of ten million (10,000,000) shares of Common Stock, no par value, and ten million (10,000,000) shares of Preferred Stock, no par value. The Board of Directors in June 1997, adopted a resolution proposing that the Articles of Incorporation be amended to increase the authorized number of shares of Common Stock to twenty-five million (25,000,000), subject to shareholder approval of the amendment.

     Current Use of Shares. As of May 30, 1997, the Company has approximately 4,800,000 shares of Common Stock outstanding and approximately 1,400,000 shares reserved for future issuance under the Company's employee stock plans, of which, currently, approximately 1,252,000 are covered by outstanding options and approximately 145,000 are available for grant or purchase. In addition, the Company has approximately 526,000 shares of Common Stock reserved for issuance pursuant to certain earn-out rights granted by the Company in connection with business acquisitions. The Company may be required to issue approximately 79,600 additional shares of Common Stock in 1997 as earn-out payments pursuant to existing obligations in connection with the acquisition of Star Technologies, Inc. Pursuant to the proposed acquisition of Star, the Company is obligated to issue 510,714 shares of Common Stock upon the closing of such acquisition. The Company has also reserved approximately 1,018,500 shares of Common Stock in connection with a proposed sale of a newly designated series of preferred stock. Based upon the foregoing number of outstanding and reserved shares of Common Stock, the Company currently has approximately 1,665,000 shares remaining available for other purposes.

Proposed Amendment to Articles of Incorporation

     The Board of Directors has adopted resolutions setting forth (i) the proposed amendment to the second sentence of Article 5 of the Company's Articles of Incorporation (the "Amendment"); (ii) the advisability of the Amendment; and
(iii) a call for submission of the Amendment for approval by the Company's shareholders at the Meeting.

     The following is the text of the second sentence of Article 5 of the Articles of Incorporation of the Company, as proposed to be amended:

     The total number of Common shares authorized is 25,000,000 without par value and the total number of Preferred shares authorized is 10,000,000 without par value.

Purpose and Effect of the Proposed Amendment

     The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, to adopt additional employee benefit plans or reserve additional shares for issuance under such plans, and to make acquisitions through the use of stock. Other than the potential acquisition of Star, which might result in the issuance of approximately 10% of the Company's outstanding Common Stock, and as permitted or required under the Company's employee benefit plans and under outstanding options, warrants, and other securities convertible into Common Stock, the Board of Directors has no immediate plans, understandings, agreements, or commitments to issue additional Common Stock for any purposes.

     The Board of Directors believes that the proposed increase in the authorized Common Stock will make available sufficient shares to enable the Company to honor commitments for certain future earn-out payments under existing obligations. The increase in authorized Common Stock will also make available sufficient shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the

Company's shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Common Stock is then listed or quoted. The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.

     Under the Company's Articles of Incorporation, the Company's shareholders do not have preemptive rights with respect to Common Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power, and share holdings of current shareholders.

     The proposed Amendment to increase the authorized number of shares of Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for the Company's shareholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed Amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that shareholders may wish to make if they are dissatisfied with the conduct of the Company's business. However, the Board of Directors is not aware of any attempt to take control of the Company and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

     If the proposed Amendment to increase the authorized number of shares of Common Stock is approved, and subsequently the Reincorporation is approved, it will have the effect of authorizing the Board of Directors to amend the Certificate of Incorporation for Western Micro Delaware to increase the authorized number of shares of Common Stock to 25,000,000 shares. If, on the other hand, the proposed amendment is not approved, but the Reincorporation is approved, the Certificate of Incorporation for Western Micro Delaware shall only authorize 10,000,000 Shares of Common Stock. See Proposal Number 4 of this Proxy Statement.

Vote Necessary to Approve the Amendment

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

Recommendation of the Board

     The Board of Directors recommends a vote "FOR" the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) to twenty-five million (25,000,000). Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the Amendment.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                                PROPOSAL NUMBER 4
                  TO APPROVE THE REINCORPORATION OF THE COMPANY
                           FROM CALIFORNIA TO DELAWARE


     With the unanimous recommendation of the Board of Directors, the Board is submitting to shareholders for their approval a proposal to reincorporate the Company in Delaware (the "Reincorporation"). The following discussion summarizes certain aspects of the Reincorporation. This summary is not intended to be complete and is subject to, and qualified in its entirety by, the Agreement and Plan of Merger, in substantially the form attached hereto as Exhibit B (the "Merger Agreement"), and the Certificate of Incorporation (the "Delaware Certificate") of Western Micro Technology, Inc. ("Western Micro Delaware"), a copy of which is attached hereto as Exhibit C. Copies of the Amended and Restated Articles of Incorporation and the Bylaws, as amended to date, of the Company (the "California Articles" and the "California Bylaws," respectively) as well as the bylaws of Western Micro Delaware (the "Delaware Bylaws") are available for inspection at the principal office of the Company and copies will be sent to shareholders on written request.

Reincorporation of the Company

     The Reincorporation will be effected by merger (the "Merger") of the Company, a California corporation, with and into Western Micro Delaware, a wholly owned subsidiary of the Company incorporated under the General Corporation Law of the State of Delaware (the "Delaware GCL") for purposes of the Merger. Western Micro Delaware will be the surviving corporation in the Merger and will operate the business of the Company under a new name which has not yet been determined. Shareholders of the Company will automatically become stockholders of Western Micro Delaware and their rights will be governed by Delaware law, the Delaware Certificate and the Delaware Bylaws rather than by California law, the California Articles and the California Bylaws. If approved by the shareholders of the Company and if certain other conditions set forth in the Merger Agreement are satisfied, the Reincorporation will become effective upon the filing of the Merger Agreement and related documentation with the Secretary of State of each of Delaware and California (the "Effective Date"). The Reincorporation is intended to be consummated as soon as practicable following the Annual Meeting. However, pursuant to the Merger Agreement, the Reincorporation may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholders' approval has been obtained and prior to the Effective Date if, in the opinion of the Board of Directors, circumstances arise which make such action advisable.

     Pursuant to the Merger Agreement, on the Effective Date, each outstanding share of Common Stock of the Company, no par value ("Company Common Stock"), will automatically be converted into one share of Common Stock of Western Micro Delaware, $.01 par value ("Western Micro Delaware Common Stock") (the adoption of a $.01 par value is primarily to reduce certain filing fees applicable under Delaware law). If the amendment to increase the number of authorized shares of Common Stock in the Articles of Incorporation is approved and the Reincorporation is approved, it will have the effect of authorizing the Board of Directors to amend the Certificate of Incorporation to increase the number of authorized shares of Western Micro Delaware Common Stock to 25,000,000 shares. If, however, the amendment to increase the number of authorized shares of the Company's Common Stock in the Articles of Incorporation is not approved but the Reincorporation is approved, the Certificate of Incorporation shall only authorize 10,000,000 shares of Western Micro Delaware's Common Stock. See Proposal Number 3 of this Proxy Statement.

     There are no differences in the rights, preferences or privileges of the Western Micro Delaware Common Stock from those of the Company Common Stock. Each stock certificate representing issued and outstanding shares of the Company Common Stock will continue to represent the same number of shares of Western Micro Delaware Common Stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF WESTERN MICRO DELAWARE COMMON STOCK. However, shareholders may exchange their certificates if they so choose. Shares of Western Micro Delaware Common Stock will continue to be quoted on the Nasdaq Stock Market under the symbol "WSTM" without interruption, as shares of the Company Common Stock are now quoted and traded, and delivery of existing Company Common Stock certificates will constitute "good delivery" of shares of Western Micro Delaware Common Stock.

     Under California law, the affirmative vote of a majority of the outstanding shares of the Company Common Stock is required for approval of the Merger Agreement and the other terms of the Reincorporation. See "Board Recommendation and Vote Required." The Reincorporation has been approved by the Company's Board of Directors, which unanimously recommends a vote in favor of the Reincorporation Proposal.

     Except as set forth above, no federal or state regulatory requirements must be complied with nor must approvals be obtained in connection with the Reincorporation, except under federal securities laws applicable to proxy solicitations.

     Shareholders of the Company will have no dissenters' rights of appraisal with respect to the Reincorporation. See "Other Significant Differences Between the Corporation Laws of California and Delaware--Appraisal Rights in Mergers."

     APPROVAL OF THE PROPOSED REINCORPORATION BY SHAREHOLDERS WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE DELAWARE CERTIFICATE AND THE DELAWARE BYLAWS.

Principal Reasons for the Reincorporation

     Delaware Corporation Law. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has long been a leader in adopting, construing and implementing comprehensive and flexible corporate laws which are periodically revised and updated in response to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both its legislature and courts have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have acquired considerable expertise in dealing with corporate issues and a substantial body of case law has been developed construing Delaware law and establishing public policies with respect to corporate legal affairs, thus providing greater predictability and guidance in the conduct of corporate legal affairs of Delaware corporations.

     Attraction and Retention of Qualified Directors. Both California and Delaware law permit a corporation to include a provision in its articles or certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercise of their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce such risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who might otherwise be unwilling to serve because of the increased risks involved.

     In accordance with current California law, the California Articles include a provision which limits director's liability in certain circumstances. In general, however, the ability to limit liability is broader under Delaware law, and Delaware case law is also more developed to provide guidance in this regard. It should be noted, however, that neither California nor Delaware law permits a corporation to limit or eliminate the liability of its directors for intentional misconduct, conduct undertaken in bad faith or any transaction from which the director derives an improper personal benefit, or for violations of federal laws, such as securities laws.

     Reduced Vulnerability to Unilateral Takeover Attempts. The Board of Directors believes the changes resulting from the Reincorporation will discourage certain types of transactions which involve actual or threatened changes of control of the Company and enhance the Board of Directors' ability to negotiate effectively in connection with an unsolicited takeover proposal. Accordingly, the Board of Directors has recommended the

Reincorporation in order to enable the Company to take advantage of certain provisions of the Delaware GCL which the Board believes are in the best interests of the shareholders and which are not provided for under the California General Corporation Law (the "California GCL"). By means of example, these provisions (i) eliminate cumulative voting, (ii) provide that directors may be removed only for cause, and (iii) grant authority to the Board (without stockholder approval) to establish the authorized number of directors.

     After the Reincorporation, these provisions, together with the general acceptance of the Delaware anti-takeover statute (see "Certain Significant Differences in Corporate Governance--Delaware Business Combination Law"), are expected to make certain changes in control of Western Micro Delaware more difficult and time consuming without the prior consent of the Board of Directors, and to have the effect of encouraging hostile acquirors or persons who acquire substantial blocks of Western Micro Delaware Common Stock to negotiate with the Board of Directors acting on behalf of all shareholders, thereby reducing the Company's vulnerability to an unsolicited proposal for the takeover of the Company, particularly a proposal which does not contemplate the acquisition of all of the Company's outstanding shares, or a proposal for the restructuring or sale of all or part of the Company.

     There has been a trend in recent years towards the accumulation of substantial stock positions in public companies by third parties as a prelude to proposing a takeover, restructuring or sale of all or part of a company or other similar extraordinary corporate actions. Such actions are often undertaken by a purchaser without advance notice to or consultation with the board of directors of the target company. The Company believes that takeover attempts in which the Board of Directors does not have the opportunity to negotiate in the interests of all shareholders may result in certain coercive tactics, disruption of business and unfairness to shareholders. For example, certain non-negotiated takeover bids or accumulations of large blocks of stock may be timed to take advantage of temporarily depressed stock prices, may be designed to foreclose or minimize the possibility of competing bids and may involve the acquisition of only a controlling interest in the Company's stock without affording all shareholders the opportunity to receive the same economic benefits.

     It is also the Company's view that the existence of anti-takeover measures, although having the effect of making hostile takeovers more difficult, will not necessarily ensure that bidders will only propose a merger or other transaction at a price reflective of the true value of the Company and which is in the best interests of all shareholders. Management is not aware of any proposal or any effort to obtain control of the Company. See "Certain Significant Differences in Corporate Governance." The Company is contemplating issuing approximately 10% of its outstanding Common Stock in connection with the Company's potential acquisition of Star.

     Possible Disadvantages. Despite the unanimous belief of the Board of Directors that the Reincorporation is in the best interests of the Company and its shareholders, it should be noted that some commentators are of the view that Delaware law does not afford minority shareholders the same substantial rights and protections as are available in a number of other states, including California. The Delaware Certificate and Delaware Bylaws contain provisions that are expected to have the overall effect of rendering more difficult the accomplishment of unsolicited tender offers or mergers and proxy contests, or the assumption of control by the holder of a large block of shares, and thus make more difficult the removal of incumbent management, even if such a change in control is desired by holders of a majority of the shares.

     The Reincorporation, if adopted, could also have the effect of discouraging a third party from attempting to obtain control of the Company, even though such an attempt may be beneficial to the Company and its shareholders. By discouraging certain Tender Offers, Mergers and accumulations of large blocks of stock, it may also tend to reduce temporary upward fluctuations in the market price of the Western Micro Delaware Common Stock, thereby depriving its stockholders of opportunities which might otherwise exist in the absence of the Reincorporation to sell their stock at a premium to current market prices. However, the Company believes that certain non-negotiated takeover bids or large block accumulations may be timed to take advantage of temporarily depressed stock prices and, therefore, may not take account of underlying and long-term values of the Company's assets and prospects for favorable developments in the Company's business and, in addition, may not ensure equal treatment of all shareholders. See "Certain Significant Differences in Corporate Governance."

     No Change in the Business, Management and Location of the Company. The Reincorporation will effect a change in the legal domicile of the Company from California to Delaware and will produce only those changes resulting from the difference between California and Delaware law and between the charters and bylaws of the Company and Western Micro Delaware, and other changes of a legal nature, certain of which are described in this Proxy Statement. The Reincorporation will not result in any change in the name, business, management, fiscal year, location of the principal facilities, assets, liabilities or net worth of the Company and will have no material accounting implications. All benefit plans of the Company will be continued by Western Micro Delaware, and each stock right or option issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Western Micro Delaware Common Stock at the same price per share, upon the same terms and subject to the same conditions as set forth in such plans. The Company's other employee benefit arrangements will be continued by Western Micro Delaware upon the terms and subject to the conditions then currently in effect. The Reincorporation Proposal and the changes affected thereby are permitted and consistent with the rules of the NASDAQ, on which the issued shares of the Company Common Stock are currently quoted and traded. Moreover, as noted above, after the Reincorporation, the shares of Western Micro Delaware Common Stock will be quoted and traded, as applicable, without interruption, on the NASDAQ under the same symbol as the shares of the Company Common Stock were quoted and traded prior to the Reincorporation.

Certain Significant Differences in Corporate Governance

     The most significant differences between the corporate governance provisions of the charter documents of Western Micro Delaware and the Company, and the reasons for and certain possible effects of these provisions, are described below.

     Delaware Business Combination Law. Section 203 of the Delaware GCL was adopted by Delaware's legislature to encourage potential acquirors to negotiate with a target company's board of directors and, in the absence of successful (or any) negotiations, to provide minority stockholders with protections against certain takeover-related abuses. Because the Delaware Certificate and the Delaware Bylaws are silent with respect to the application of Section 203, Western Micro Delaware will be subject to the provisions of Section 203.

     Section 203 regulates certain transactions incident to or following large accumulations of shares, including those made by tender offers. Section 203 may have the effect of significantly delaying a purchaser's ability to acquire the entire interest sought if such acquisition is not approved by a corporation's board of directors. In general, Section 203 prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined below) with a Delaware corporation for three years following the date such person became an Interested Stockholder. For purposes of Section 203, the term "Business Combination" includes, without limitation: (a) mergers with the Interested Stockholder; (b) sales or other dispositions to the Interested Stockholder (except proportionately with the corporations' other stockholders) of assets of the corporation or a subsidiary having a market value equal to 10% or more of the aggregate market value of the corporation's consolidated assets or its outstanding stock; (c) the issuance or transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the Interested Stockholder (except for certain transfers in a conversion or exchange or a pro rata dividend or distribution, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock, or certain other transactions); (d) any transaction involving the corporation or a subsidiary which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused by the Interested Stockholder; or (e) receipt by the Interested Stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on Business Combinations by Section 203 does not apply if, among other things: (a) prior to the date on which such stockholder becomes an Interested Stockholder, the board of directors approves either the Business Combination or the transaction which resulted in the person becoming an

Interested Stockholder; (b) the Interested Stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made the person an Interested Stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide "confidentially" (e.g., by giving confidential instructions to a plan's trustee) whether to accept a tender or exchange offer); or (c) on or after the date such person becomes an Interested Stockholder, the board approves the Business Combination and it is also approved at a stockholder meeting by holders of two-thirds (66-2/3%) of the voting stock not owned by the Interested Stockholder.

     Under Section 203, the restrictions described above do not apply if, among other things, the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Delaware Certificate does not contain such a provision. Western Micro Delaware could, at its option, exclude itself from the coverage of Section 203 by amending the Delaware Certificate or the Delaware Bylaws (with stockholder approval) at any time to exempt itself from coverage; but an amendment will not become effective for a period of twelve months after the amendment is adopted and will not apply to an Interested Stockholder who became such prior to the amendment.

     The Company believes that Section 203 will encourage any potential acquiror to negotiate with Western Micro Delaware's Board of Directors prior to effecting any takeover attempt. Section 203 also should have the effect of (i) limiting the ability of a potential acquiror to make a two-tiered bid in which all stockholders would not be treated equally and (ii) otherwise discouraging certain potential acquirors unwilling to comply with its provisions. Shareholders should note that the application of Section 203 to Western Micro Delaware will confer upon its Board of Directors the power to reject a proposed Business Combination, even though the potential acquiror may be offering a substantial premium for Western Micro Delaware's shares over the then current market price.

     The California GCL does not contain a provision similar to Section 203.
Section 1101 of the California GCL provides that if an acquiring corporation has previously acquired more than 50% but less than 90% of the stock of a California corporation, the acquiring corporation is prohibited from cashing out the remaining shareholders in the target corporation in a cash merger without unanimous consent of the affected class. There are similar prohibitions covering asset acquisitions. Unless certain conditions are met, the acquiring corporation must, in any asset acquisition or merger, issue non-redeemable common stock of the acquiring corporation to the remaining shareholders of the target corporation. California also regulates certain tender offers or proposals for reorganization made by "interested parties." See "Proposals for Reorganization" below.

     Limitations on Ability of Stockholders to Call Meetings. The California Bylaws provide, in accordance with the California GCL, that a special meeting of the shareholders of the Company may be called by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary or the holders of shares entitled to cast not less than 10% of the votes at such meeting. Under the Delaware GCL, special meetings of stockholders may be called by a corporation's board of directors or by any other person authorized to do so by the certificate of incorporation or bylaws of the corporation. The Delaware Bylaws contain provisions permitting the same such persons to call a special stockholder meeting.

     Actions by Written Consent of Stockholders. Both the Delaware GCL and the California GCL permit securityholders, unless specifically prohibited by the certificate or articles of incorporation, to take action without a meeting by the written consent of the holders of at least the number of shares necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that the California GCL requires unanimous written consent to elect Directors. The Delaware GCL does not permit the election of Directors by written consent. Neither the California Articles nor the Delaware Certificate restrict stockholder action by written consent.

     Number of Directors. Under the California GCL, although a change in the number of directors must in general be approved by the shareholders, the board of directors may fix the exact number of directors within a stated range set forth in either the articles of incorporation or bylaws, if that stated range has been approved by the shareholders. Any change outside of the established range or a change in the established range must be approved by the shareholders. The Delaware GCL permits the board of directors alone to change the authorized number of directors by amendment to the bylaws or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors (in which case a change in the number of directors may be made only by an amendment of such certificate).

     The California Bylaws establish a range of five (5) to nine (9) directors and this number is presently fixed by the Board of Directors at six (6). The Delaware Certificate is silent on the number of directors; however, the Delaware Bylaws provide that the number of directors shall be six (6) until such time as the Board of Directors modifies such authorized number of directors by amendment to the Delaware Bylaws (and, given their ability to amend the Delaware Bylaws, a majority of the stockholders of Western Micro Delaware also could effect a change in the number of directors). The Board of Directors has no present intention to change the current number of directors; however, the Board believes that the flexibility provided to it in this regard will be beneficial should the need arise to provide for an increase in the number of directors beyond the Company's current range, or to eliminate vacancies below such range for which suitable candidates are not available.

Other Significant Differences Between the Corporation Laws of California and Delaware

     In addition to the provisions of the California GCL and the Delaware GCL which are discussed above in the context of distinctions between the charter documents of the Company and Western Micro Delaware, other provisions of the California GCL and the Delaware GCL differ in many respects, and consequently it is not practical to summarize all differences. However, a summary of certain significant differences which may affect the rights and interests of stockholders in Western Micro Delaware is set forth below.

     Cumulative Voting. Under cumulative voting, each share of stock entitled to vote in an election of directors has such number of votes as is equal to the number of directors to be elected. A shareholder may then cast all of his or her votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. As a result, shareholders holding a significant minority percentage of the outstanding shares entitled to vote in an election of directors may be able to effect the election of one or more directors. If cumulative voting is available, then it is mandatory upon timely notice given by any shareholder at a meeting at which directors are to be elected.

     The California GCL generally provides for cumulative voting; however, cumulative voting may be eliminated by corporations with outstanding securities listed on the NYSE or the American Stock Exchange or with securities designated for trading as a National Market System security on the Nasdaq and having at least 800 stockholders (including record and beneficial owners) (collectively, "Listed Corporations"). The Company believes it is a Listed Corporation. The California Bylaws eliminated cumulative voting in June 1994.

     Under the Delaware GCL, cumulative voting is not available unless it is provided for in a corporation's certificate of incorporation. Just as the California Bylaws currently does not provide for cumulative voting, the Delaware Certificate does not provide for cumulative voting. As a result, the holder or holders of shares representing a majority of the votes entitled to be cast in an election of directors for Western Micro Delaware will be able to elect all directors then being elected. The absence of cumulative voting could have the effect of preventing representation of minority stockholders on the Board of Directors of Western Micro Delaware. However, the Board believes that, in general, and especially in publicly held corporations, each director should represent the interests of all stockholders rather than the interests of a special constituency, and that the presence on the Board of one or more directors representing such a constituency could disrupt and impair the efficient management of Western Micro Delaware.

     Indemnification and Limitation of Liability. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit corporations to adopt a provision in their articles or certificate of incorporation eliminating the liability of a director to the corporation or its securityholders for monetary damages for breach of a director's fiduciary duty of care. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions: (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is fairly and reasonably entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine, and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Indemnification is permitted only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party), or the court handling the action. The California GCL requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to the successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel (if a quorum of independent directors is not obtainable) or by a majority vote of a quorum of the stockholders that a person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The Delaware GCL provides that indemnification permitted by statute shall not be deemed exclusive of any other rights under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Both the California Articles and the Delaware Certificate provide for the elimination of monetary liability of the corporation's directors to the fullest extent permissible under applicable law. The Delaware Certificate provision is potentially more expansive in that it incorporates future amendments to Delaware law with respect to elimination of such liability. Moreover, while the California Articles and the California Bylaws permit the Company to indemnify its directors, officers and agents to the fullest extent allowed under California law, the Delaware Certificate requires Western Micro Delaware to indemnify its directors, officers and agents to the fullest extent permitted under Delaware law.

     Currently, there are no actions pending or threatened against officers or directors of the Company in their capacities as such. The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the Reincorporation.

     Proposals for Reorganization. Section 1203 of the California GCL ("Section 1203") provides that if a proposal for a merger or other reorganization (including a share-exchange tender offer) or for certain sale of assets transactions (a "Proposal") is made by a party controlling, either directly or indirectly, the target corporation or that is controlled, directly or indirectly, by an officer or director of the target corporation or that is an entity in which a material financial interest is held by an executive officer or director of the target corporation, an affirmative opinion of an independent appraiser as to the fairness of the consideration to the stockholders of the target corporation must be delivered. The fairness opinion requirement does not apply to short-form mergers between a parent company and its 90%-owned subsidiaries, or if the target company does not have shares held of record by 100 or more persons or if the transaction has been qualified under California securities laws. If any other proposal for reorganization (the "Later Offer") is received while the Proposal is pending, the directors must transmit the Later Offer and any accompanying documents to the shareholders of the target corporation and the target corporation's shareholders must be afforded a reasonable opportunity to withdraw any vote, consent or proxy previously given before the vote or written consent on the Proposal becomes effective, or a reasonable time to withdraw any tendered shares before the purchase of shares pursuant to the Proposal. The Delaware GCL does not contain a provision similar to Section 1203. However, unlike many other states, California has not adopted special laws (such as Section 203 of the Delaware GCL described above) designed to make certain kinds of corporate takeovers, or other transactions with significant shareholders more difficult.

     Vote Required for Certain Mergers and Consolidations. Delaware law relating to mergers and other corporate reorganizations differs from California law in a number of respects. Generally, California law requires a shareholder vote in more situations than does Delaware law. Both California and Delaware law provide for securityholder votes (except as indicated below and for certain mergers between a parent company and a subsidiary which is at least 90% owned by the parent company) of both the acquiring and acquired corporation to approve mergers, and of the selling corporation for the sale of substantially all of its assets. In addition to the foregoing, subject to the exceptions described below, California law requires the affirmative vote of a majority of the outstanding shares of (i) an acquiring corporation in a share-for-share exchange or a share-exchange tender offer, (ii) the acquiring and acquired corporations in a sale-of-assets reorganization, and (iii) any parent corporation whose equity securities are being issued or transferred in connection with a corporate reorganization.

     Delaware law does not require a stockholder vote of the surviving corporation in a merger if (i) the merger agreement does not amend the existing certificate of incorporation, (ii) each outstanding or treasury share of the surviving corporation before the merger is unchanged after the merger, and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains an exception to its voting requirements for reorganizations where any corporation or its shareholders immediately before the reorganization own (immediately after the reorganization) more than five-sixths of the voting power of the surviving or acquiring corporation (or its parent); provided, however, that such exception is not available if (a) any amendments to the articles of the surviving corporation are made which would otherwise require shareholder approval or (b) if the holders of a disappearing corporation receive shares of the surviving corporation having different rights, preferences, privileges or restrictions than the shares surrendered.

     Class Vote for Certain Reorganizations. With certain exceptions, the California GCL requires that a merger or reorganization and certain sale of assets or similar transactions be approved by a majority vote of each class of shares outstanding, and provides for separate series votes in certain circumstances. By contrast, the Delaware GCL generally does not require such class voting, except in circumstances where the transaction involves an amendment to a corporation's certificate of incorporation which would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

     Dissolution. Under the California GCL, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the board of directors, and this right may not be modified by the articles of incorporation. Under the Delaware GCL, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's stockholders under the Delaware GCL.

     Appraisal Rights in Mergers. Under both California and Delaware law, a dissenting securityholder of a corporation participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair value of his or her shares (as determined by a court), in lieu of the consideration that he or she would otherwise receive in any such transaction. Under Delaware law, such appraisal rights are not available with respect to (i) a sale, lease or exchange of substantially all the assets of a corporation; (ii) a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange (or designated as a Nasdaq National Market security) or widely held (by more than 2,000 stockholders), if such stockholders receive shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange (or designated as a Nasdaq National Market security) or held of record by more than 2,000 stockholders; or (iii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger. Under the Delaware GCL, no vote of the stockholders of the surviving corporation is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and certain other conditions are met. See "Vote Required for Certain Mergers and Consolidations" above.

     In general, California law affords dissenters' rights (appraisal rights are referred to as "dissenters' rights" in California) (a) in any reorganization for which shareholder approval is required and (b) to the shareholders of a subsidiary corporation in a short-form merger, and the exclusions from dissenters' rights in mergers are somewhat different from those in Delaware. For example, in the case of a corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks issued by the Board of Governors of the Federal Reserve System, dissenters' rights generally are not available unless the holders of five percent or more of such class claim dissenters' rights. Also, under California law, shareholders of a corporation involved in a reorganization are not entitled to dissenters' rights if the corporation, or its shareholders immediately before the reorganization, or both, will own immediately after the reorganization more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the proposed Reincorporation).

     Appraisal or dissenters' rights are, therefore, not available to shareholders of the Company with respect to the Reincorporation.

     Voting and Appraisal Rights in Certain Other Transactions. The Delaware GCL does not provide stockholders of a corporation with voting rights or appraisal rights when the corporation acquires another business through the issuance of its stock either (i) in exchange for the assets of the business to be acquired,
(ii) in exchange for the outstanding stock of the business to be acquired, or
(iii) in a merger of the corporation to be acquired with a subsidiary of the corporation. In contrast, the California GCL treats these kinds of acquisitions in the same manner as the merger of the corporation directly with the business to be acquired.

     Dividends. The California GCL provides that a corporation may not make any distribution (including dividends, whether in cash or property, and repurchases or redemptions, of its shares for cash or property) unless (i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution, or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits) and the corporation's current assets would be at least equal to its current liabilities (or 125% of its current liabilities if the average pretax and preinterest earnings for the preceding two fiscal years were less than average interest expense for such years). In addition, the California GCL provides that a corporation may not make any such distribution if, as a result, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made. Such tests are applied to California corporations on a consolidated basis.

     The Delaware GCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Like the California Articles, the Delaware Certificate does not place any restrictions on the declaration or payment of dividends. The Delaware GCL also provides that a corporation may redeem or repurchase its shares only out of surplus. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis.

     While the Company presently does not qualify under the California test, the Company does qualify under Delaware's test for the payment of dividends. However, it is the present policy of the Board of Directors to retain earnings for use in the Company's business. In the event that the present policy of the Board changes in the future, Delaware generally provides a broader ability for companies to pay dividends.

     Interested Director Transactions. Under both the California GCL and the Delaware GCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under the California GCL and the Delaware GCL, (a) either the securityholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and in the case of board approval the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation, or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his or her shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum).

     Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum). Therefore, certain transactions that the Board of the Company would lack the authority to approve, because of the number of interested directors, could be approved by a majority of the disinterested directors of Western Micro Delaware representing less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving interested directors of the Company which the Board would lack the authority to approve under California law but could approve under Delaware law.

     Shareholder Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if he or she was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Inspection of Securityholder Lists. The California GCL provides for an absolute right of inspection of the shareholder list for any shareholder holding five percent or more of a corporation's outstanding voting shares or any shareholder holding one percent or more of a corporation's outstanding voting shares who is involved in an election contest. The California GCL also provides a right of inspection of the shareholder list to any shareholder for any purpose reasonably related to such holder's interest as a shareholder. The California GCL purports to apply the foregoing provisions to any foreign corporation (such as Western Micro Delaware) if its principal executive office is in California or if it customarily holds meetings of its board of directors in California. The Delaware GCL does not provide any similar absolute right of inspection, but does permit any stockholder of record to inspect the stockholder list for any purpose reasonably related to such holder's interest as a stockholder and, for a ten-day period preceding a stockholder meeting, for any purpose germane to such meeting. Restricted access to stockholder records, even though unrelated to a stockholder's interests as a stockholder, could result in impairment of the stockholders' ability to coordinate opposition to management proposals, including proposals with respect to a change in control of the Company. However, the Delaware GCL provisions regarding access to a company's stockholder list have been broadly construed by Delaware courts. Moreover, stockholders in Western Micro Delaware will be able to avail themselves of provisions of the federal proxy rules which provide stockholders, in certain circumstances, with the right either to obtain access to the stockholder list or to have the company mail stockholder proxy materials to the company's other stockholders of record.

     Staggered Board of Directors. Under the California GCL, a "Listed Corporation" (as defined above) may, by amendment to its certificate of incorporation, divide its board into two or three classes. The California GCL restricts, however, the minimum number of directors which a corporation may have in the event it divides its board and, effectively, the minimum number of directors which can be elected at any annual meeting. The Delaware GCL has no comparable restrictions on staggered boards. The Delaware GCL permits, but does not require, a board of directors with staggered terms. The California Articles do not provide for a staggered board.

Similarly, the proposed structure of Western Micro Delaware will not include a staggered board. Although the Board does not presently have an intention to propose a staggered board to shareholders, there can be no assurance that the Board will not determine otherwise in the future.

     Removal of Directors. Under the California GCL, a director or the entire board of directors may be removed with or without cause by the affirmative vote of the holders of a majority of shares then entitled to vote; provided, however, that if less than the entire board of directors is to be removed, no director may be removed without cause if the shares voted against such removal (or not consenting in writing to such removal) would be sufficient to elect the director or directors in an election of the full authorized number of directors involving cumulative voting by shareholders. Under the California GCL, a director may also be removed for cause by the superior court in a suit by shareholders holding at least 10% of the outstanding shares.

     Similarly, under the Delaware GCL one or more directors of a corporation without a staggered board of directors can be removed with or without cause by the holders of a majority of shares then entitled to vote in an election of directors; provided, however, that if cumulative voting is available, if less than the entire board of directors is to be removed, no director may be removed without cause if the shares voted against such removal would be sufficient to elect the director or directors in an election of the full authorized number of directors involving cumulative voting by stockholders. In the instance of a staggered board, the Delaware GCL provides that, unless otherwise provided in the certificate of incorporation, directors of a corporation may be removed only for cause by the holders of a majority of the shares then entitled to vote in an election of directors. The term "cause" is not defined in the Delaware GCL or in the Delaware Certificate. Consequently, in the event that Western Micro Delaware elects, in the future, to have a staggered board and an issue arises regarding the removal of directors, questions concerning the legal standard for "cause" may have to be judicially determined.

     Loans to Officers and Employees. Under the Delaware GCL, a corporation may make loans to, or guarantee the obligations of, or otherwise assist, its officers or other employees and those of its subsidiaries (including any officer or employee who is a director of the corporation or its subsidiary) when such action, in the judgment of the corporation's board of directors, may reasonably be expected to benefit the corporation. In contrast, the California GCL provides that, subject to certain exceptions, a corporation may not make any such loan or guarantee to or for the benefit of any officer or director of a corporation or its parent, unless approved by a majority of its shareholders or, in the case of companies having outstanding shares held of record by 100 or more persons, unless a bylaw provision adopted by the affirmative vote of the majority of the outstanding shares entitled to vote thereon authorizes the disinterested directors alone to approve such loan or guarantee and such directors determine that such loan or guarantee may reasonably be expected to benefit the corporation. The Company is not aware of any plans for activities in this regard which the Board would lack the authority to approve under California law but could approve under Delaware law.

     Voting by Ballot. California law grants to each shareholder the right to require a vote by written ballot for the election of directors at a shareholder meeting. Under Delaware law this right may be restricted if so provided in the certificate of incorporation. The Delaware Certificate does not place any restriction on the right of stockholders to require a vote by written ballot.

Application of the California GCL to Delaware Corporations

     Under Section 2115 of the California GCL ("Section 2115"), certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, Section 2115 purports to subject it to a number of key provisions of the California GCL applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, restrictions relating to classified boards of directors, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters' and appraisal rights and inspection of corporate records. See "Certain Significant Differences in Corporate Governance" and "Other Significant Differences Between the Corporation Laws of California and Delaware" above.

     Saliently, an exemption from Section 2115 is provided for "Listed Corporations" (as defined above). Following the Reincorporation, the stockholders of the Company will automatically become stockholders of Western Micro Delaware and the Western Micro Delaware Common Stock will likely be traded without interruption on the NASDAQ. Accordingly, the Board of Directors believes that Western Micro Delaware will be exempt from Section 2115.

Federal Income Tax Consequences of the Reincorporation

     The following is a summary of certain of the material anticipated federal income tax consequences under current law relating to the merger of the Company into Western Micro Delaware (the "Merger"). The following discussion does not purport to deal with all aspects of federal income taxation that may be applicable to specific shareholders.

     EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISORS TO DETERMINE THE PARTICULAR FEDERAL TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER LAWS.

     The Company believes that, for federal income tax purposes, the Merger will constitute a tax-free reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, the Company believes that the Merger and the conversion of shares of the Company's Common Stock into shares of Western Micro Delaware Common Stock will not be a taxable transaction to the shareholders, the Company or Western Micro Delaware. Each shareholder's tax basis in his or her shares of the Western Micro Delaware Common Stock received in the Merger will be equal to such shareholder's tax basis in the shares of the Company's Common Stock held immediately prior to the effectiveness of the Merger; and his or her holding period of such shares of Western Micro Delaware Common Stock will include the holding period of such shares of the Company's Common Stock, provided such shares were held as a capital asset at the time of the effectiveness of the Merger.

Board Recommendation and Vote Required

     The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of the Reincorporation. A vote for the Reincorporation will constitute specific approval of the Merger Agreement and all other transactions and proceedings related to the Reincorporation, including the assumption by Western Micro Delaware of all leases, stock options, warrants, employment agreements and other obligations of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
REINCORPORATION. An abstention or the failure of a broker or other nominee to vote shares held of record will have the same effect as a vote against the proposal.

                                PROPOSAL NUMBER 5

                     DESIGNATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has approved the retention of Coopers & Lybrand L.L.P. as independent accountants for the Company until revoked by further action. Coopers & Lybrand L.L.P. has been the Company's independent accountants since 1977.

     The shareholders are asked to ratify the designation of Coopers & Lybrand L.L.P. as independent accountants for the Company for the fiscal year ending December 31, 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions.

     Should the shareholders fail to ratify the designation of Coopers & Lybrand L.L.P. as independent accountants, retention of the firm for the fiscal year ending December 31, 1997 will be reconsidered by the Board of Directors.

     Unless marked to the contrary, proxies received will be voted "FOR" ratification of the designation of Coopers & Lybrand L.L.P. as independent accountants for the Company's fiscal year ending December 31, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                  OTHER MATTERS

     Proposals Intended to be Presented at Next Annual Meeting. Proposals of security holders intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than December 5, 1997.

     Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by telephone, telegraph or personal interview. The Company has retained ChaseMellon as its proxy solicitation firm and the Company will pay ChaseMellon approximately $6,000 in fees, plus a reasonable amount to cover expenses. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     Annual Report. The Company will provide a copy of its 1996 Annual Report to shareholders, without charge, to any shareholder who makes a written request to Mr. P. Scott Munro, Secretary, Western Micro Technology, Inc., 254 East Hacienda Avenue, Campbell, California 95008.

                                 By Order of the Board of Directors,



                                 P. Scott Munro
                                 Secretary

Campbell, California
June 27, 1997

                                    EXHIBIT A
                                    ---------






                             1994 STOCK OPTION PLAN

                                       OF

                         WESTERN MICRO TECHNOLOGY, INC.

             (As Amended and Restated Effective as of May 18, 1997)

                                TABLE OF CONTENTS

                                                                    Page

SECTION 1.  ESTABLISHMENT AND PURPOSE.................................1

SECTION 2.  DEFINITIONS...............................................1
      (a)   Board of Directors........................................1
      (b)   Change in Control.........................................1
      (c)   Code......................................................2
      (d)   Committee.................................................2
      (e)   Company...................................................2
      (f)   Consultant................................................2
      (g)   Employee..................................................2
      (h)   Exchange Act..............................................2
      (i)   Exercise Price............................................2
      (j)   Fair Market Value.........................................2
      (k)   ISO.......................................................2
      (l)   Nonstatutory Option.......................................2
      (m)   Option....................................................2
      (n)   Optionee..................................................3
      (o)   Outside Director..........................................3
      (p)   Plan......................................................3
      (q)   Service...................................................3
      (r)   Share.....................................................3
      (s)   Stock.....................................................3
      (t)   Stock Option Agreement....................................3
      (u)   Subsidiary................................................3
      (v)   Total and Permanent Disability............................3

SECTION 3.  ADMINISTRATION............................................3
      (a)   Committee Procedures......................................3
      (b)   Committee Responsibilities................................3

SECTION 4.  ELIGIBILITY...............................................4
      (a)   General Rule..............................................4
      (b)   Outside Directors.........................................4
      (c)   Ten-Percent Shareholders..................................5

SECTION 5.  STOCK SUBJECT TO PLAN.....................................5
      (a)   Basic Limitation..........................................5
      (b)   Additional Shares.........................................6

SECTION 6.  TERMS AND CONDITIONS OF OPTIONS...........................6
      (a)   Stock Option Agreement....................................6
      (b)   Number of Shares..........................................6
      (c)   Exercise Price............................................6
      (d)   Withholding Taxes.........................................6
      (e)   Exercisability and Term...................................7

      (f)   Nontransferability........................................7
      (g)   Exercise of Options Upon Termination of Service...........7
      (h)   Leaves of Absence.........................................7
      (i)   No Rights as a Shareholder................................7
      (j)   Modification, Extension and Renewal of Options............7
      (k)   Restrictions on Transfer of Shares........................7

SECTION 7.  PAYMENT FOR SHARES........................................8
      (a)   General Rule..............................................8
      (b)   Surrender of Stock........................................8
      (c)   Cashless Exercise.........................................8
      (d)   Other Forms of Payment....................................8

SECTION 8.  ADJUSTMENT OF SHARES......................................8
      (a)   General...................................................8
      (b)   Reorganizations...........................................8
      (c)   Reservation of Rights.....................................8

SECTION 9.  LEGAL AND REGULATORY REQUIREMENTS.........................9

SECTION 10. NO EMPLOYMENT RIGHTS......................................9

SECTION 11. DURATION AND AMENDMENTS...................................9
      (a)   Term of the Plan..........................................9
      (b)   Right to Amend or Terminate the Plan......................9
      (c)   Effect of Amendment or Termination........................9

                             1994 STOCK OPTION PLAN
                                       OF
                         WESTERN MICRO TECHNOLOGY, INC.

             (As Amended and Restated Effective as of May 18, 1997)


SECTION 1.  ESTABLISHMENT AND PURPOSE.
---------   -------------------------

     The Plan was established in 1994 to offer selected employees, consultants and non-employee directors an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest through the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Code section 422.

     This amendment and restatement (a) increases the individual grant limitation of section 162(m) of the Code, (b) revises the formula for granting Options to Outside Directors and recognizes the service of advisory directors, and (c) increases the number of Shares subject to the Plan.


SECTION 2.  DEFINITIONS.
---------   -----------

     (a) "Board of Directors" shall mean the Board of Directors of the Company,
          ------------------
as constituted from time to time.

     (b) "Change in Control" means the occurrence of any of the following
          -----------------
events:

          (i) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (ii) The shareholders of the Company approve (A) a plan of complete liquidation of the Company or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

          (iii) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities.

     For purposes of Subsection (iii) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act, but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or Subsidiary of the Company and (B) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

     Any other provision of this Section 2(b) notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Company:

          (i) A transaction, the sole purpose of which is to change the state of the Company's incorporation; or

          (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the shareholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Plan and all outstanding options.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.
          ----

     (d) "Committee" shall mean the full Board of Directors and/or a committee
          ---------
designated by the Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee's membership shall enable the Plan to qualify under Rule 16b-3 with regard to the grant of Options under the Plan to persons who are subject to section 16 of the Exchange Act.

     (e) "Company" shall mean Western Micro Technology, Inc., a California
          -------
corporation.

     (f) "Consultant" shall mean an individual who provides services to the
          ----------
Company or any Subsidiary other than as a common-law employee.

     (g) "Employee" shall mean any individual who is (i) a common-law employee
          --------
of the Company or of a Subsidiary, (ii) a Consultant, or (iii) an Outside Director.

     (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

     (i) "Exercise Price" shall mean the amount for which one Share may be
          --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     (j) "Fair Market Value" shall mean (i) the closing price of a Share on the
          -----------------
principal exchange which the Shares are trading, on the first trading day immediately preceding the date on which the Fair Market Value is determined, or
(ii) if the Shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the Shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a Share, as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

     (k) "ISO" shall mean an employee incentive stock option described in Code
          ---
section 422.

     (l) "Nonstatutory Option" shall mean an employee stock option that is not
          -------------------
an ISO.

     (m) "Option" shall mean an ISO or Nonstatutory Option granted under the
          ------
Plan and entitling the holder to purchase Shares.

     (n) "Optionee" shall mean an individual who holds an Option.
          --------

     (o) "Outside Director" shall mean a member of the Board of Directors who is
          ----------------
not a common-law employee of the Company or of a Subsidiary.

     (p) "Plan" shall mean this 1994 Stock Option Plan of Western Micro
          ----
Technology, Inc., as amended from time to time.

     (q) "Service" shall mean service as an Employee.
          -------

     (r) "Share" shall mean one share of Stock.
          -----

     (s) "Stock" shall mean the Common Stock of the Company.
          -----

     (t) "Stock Option Agreement" shall mean the agreement between the Company
          ----------------------
and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     (u) "Subsidiary" shall mean any corporation, if the Company and/or one or
          ----------
more other Subsidiaries own not less than fifty percent (50%) of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (v) "Total and Permanent Disability" shall mean that the Optionee is unable
          ------------------------------
to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months, as determined by the Committee.


SECTION 3.  ADMINISTRATION.
---------   --------------

     (a) Committee Procedures. The Board of Directors shall designate one of the
         --------------------
members of the Committee as chairperson. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

     (b) Committee Responsibilities. Subject to the provisions of the Plan, the
         --------------------------
Committee shall have full authority and discretion to take the following actions:

          (i) To interpret the Plan and to apply its provisions;

          (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

          (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

          (iv) To determine when Options are to be granted under the Plan;

          (v) To select Optionees;

          (vi) To determine the number of Shares to be made subject to each Option;

          (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions;

          (ix) To prescribe the consideration for the grant of each Option under the Plan and to determine the sufficiency of such consideration;

          (x) To determine the disposition of each Option under the Plan in the event of an Optionee's divorce or dissolution of marriage;

          (xi) To determine whether Options under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

          (xii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Stock Option Agreement; and

          (xiii) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Option.


SECTION 4.  ELIGIBILITY.
---------   -----------

     (a) General Rule. Only Employees shall be eligible for designation as
         ------------
Optionees by the Committee. In addition, only individuals who are employed as common-law employees by the Company or a Subsidiary shall be eligible for the grant of ISOs.

     (b) Outside Directors. Outside Directors shall also be eligible to receive
         -----------------
Options as described in this Section 4(b):

          (i) Outside Directors shall only be eligible for the grant of Nonstatutory Options.

          (ii) Each Outside Director shall automatically be granted a Nonstatutory Option to purchase 15,000 Shares (subject to adjustment under Section 8) as a result of his or her initial appointment as an Outside Director. Upon the conclusion of every regular annual meeting of the Company's shareholders following the annual meeting at which an Outside Director was appointed, each such Outside Director who will continue serving as a member of the Board thereafter shall receive a Nonstatutory Option to purchase 4,000 Shares (subject to adjustment under Section 8). All such Nonstatutory Options shall vest and become exercisable at the rate of twenty-five percent (25%) upon each one (1) year anniversary of the date the option is granted to the Outside Director.

          (iii) All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall also become exercisable in full in the event of (A) the termination of such Outside Director's service because of death or Total and Permanent Disability or (B) a Change in Control of the Company.

          (iv) The Exercise Price of any Nonstatutory Option granted to an Outside Director under this Section 4(b) shall be equal to the number of Shares covered by such Option multiplied by one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and shall be payable in a form described in Section 7.

          (v) All Nonstatutory Options granted to an Outside Director under this
     Section 4(b) shall terminate on the earliest of (A) the 10th anniversary of the date of grant of such Nonstatutory Options, (B) the date ninety (90) days after the termination of such Outside Director's Service for any reason other than death, Total and Permanent Disability or voluntary retirement as an Outside Director at or after the age of 60, or (C) the date twelve (12) months after the termination of such Outside Director's Service because of death, Total and Permanent Disability or voluntary retirement as an Outside Director at or after the age of 60. For purposes of this subsection (v), service as an "advisory director" of the Company or a Subsidiary, as determined by the Board of Directors, shall count as Service as an Outside Director.

     (c) Ten-Percent Shareholders. An Employee who owns more than ten percent
         ------------------------
(10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Code section 422(c)(5). For purposes of this Subsection, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his or her brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. For purposes of this Subsection, "outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.


SECTION 5.  STOCK SUBJECT TO PLAN.
---------   ---------------------

     (a) Basic Limitation. Shares offered under the Plan shall be authorized but
         ----------------
unissued Shares or Shares acquired on the open market. The aggregate number of Shares which may be issued under the Plan upon the exercise of Options shall not exceed 1,521,801 plus the shares that remained available for grant under the Western Micro Technology, Inc. Amended and Restated Incentive and Non-Incentive Stock Option Plan as of June 15, 1994, including any shares subject to any option granted under such plan and outstanding on such date that is terminated prior to exercise. The aggregate number of Shares which may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares which are available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b) Additional Shares. In the event that any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.


SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.
---------   -------------------------------

     (a) Stock Option Agreement. Each grant of an Option under the Plan shall be
         ----------------------
evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. Except for options granted pursuant to Section 4(b), the provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b) Number of Shares. Each Stock Option Agreement shall specify the number
         ----------------
of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option. Options granted to any Optionee in a single calendar year shall in no event cover more than 300,000 Shares, subject to adjustment in accordance with Section 8. Options granted to an Optionee in the calendar year in which he or she is newly hired shall in no event cover more than 500,000 Shares, subject to adjustment in accordance with Section 8.

     (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise
         --------------
Price. The Exercise Price of an ISO shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding sentence and
Section 4(b), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 7. The Exercise Price of an Option that is intended to qualify under Code section 162(m) shall not be less than one hundred percent (100%) of the Fair Market Value of a share on the date of grant.

     (d) Withholding Taxes. As a condition to the exercise of an Option, the
         -----------------
Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. Such methods may include the withholding of Shares or the delivery of previously owned Shares.

     (e) Exercisability and Term. Subject to Section 4(b), each Stock Option
         -----------------------
Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed ten (10) years from the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding three sentences, the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

     (f) Nontransferability. Unless the Option Agreement otherwise provides,
         ------------------
during an Optionee's lifetime, his or her Option(s) shall be exercisable only by him and shall not be transferable. In the event of an Optionee's death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

     (g) Exercise of Options Upon Termination of Service. Each Stock Option
         -----------------------------------------------
Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee's Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee's estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Subject to Section 4(b), such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

     (h) Leaves of Absence. An Optionee's Service shall be deemed to continue
         -----------------
while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee); provided, however, that the Committee may determine, consistent with applicable law, that Service shall continue during a leave of absence only if the Optionee returns to employment with the Company or a Subsidiary at the expiration of the leave.

     (i) No Rights as a Shareholder. An Optionee, or a transferee of an
         --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 8.

     (j) Modification, Extension and Renewal of Options. Within the limitations
         ----------------------------------------------
of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification, extension or renewal of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

     (k) Restrictions on Transfer of Shares. Any Shares issued upon exercise of
         ----------------------------------
an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  PAYMENT FOR SHARES.
---------   ------------------

     (a) General Rule. The entire Exercise Price for Shares issued under the
         ------------
Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Subsections (b), (c) and (d) below.

     (b) Surrender of Stock. To the extent that a Stock Option Agreement so
         ------------------
provides, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

     (c) Cashless Exercise. To the extent that a Stock Option Agreement so
         -----------------
provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

     (d) Other Forms of Payment. To the extent that a Stock Option Agreement so
         ----------------------
provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.


SECTION 8.  ADJUSTMENT OF SHARES.
---------   --------------------

     (a) General. In the event of a subdivision of the outstanding Stock, a
         -------
declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option, or (iii) the Exercise Price under each outstanding Option.

     (b) Reorganizations. In the event that the Company is a party to a merger
         ---------------
or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Company (if the Company is a surviving corporation); provided, however, that if assumption or continuation of the outstanding Options is not provided by such agreement then the Committee shall have the option of offering the payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, in all cases without the Optionees' consent.

     (c) Reservation of Rights. Except as provided in this Section 8, an
         ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  LEGAL AND REGULATORY REQUIREMENTS.
---------   ---------------------------------

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company's securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.


SECTION 10.  NO EMPLOYMENT RIGHTS.
----------   --------------------

     No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.


SECTION 11.  DURATION AND AMENDMENTS.
----------   -----------------------

     (a) Term of the Plan. The Plan shall become effective on May 18, 1997,
         ----------------
except for those provisions relating to Sections 5(a) and 6(b) hereof that have been submitted to stockholders for approval at the 1997 annual meeting which shall become effective upon such approval. The Plan shall terminate automatically ten (10) years after its original adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend
         ------------------------------------
the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered, or impaired adversely, by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules.

     (c) Effect of Amendment or Termination. No Shares shall be issued or sold
         ----------------------------------
under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

                                    EXHIBIT B

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION ("Agreement") dated as of __________, 1997 by and between WESTERN MICRO TECHNOLOGY, INC., a California corporation (the "California Company"), and WESTERN MICRO TECHNOLOGY, INC., a Delaware corporation (the "Delaware Company"),

                              W I T N E S S E T H:

     WHEREAS, the California Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue Ten Million (10,000,000) shares of Common Stock, without par value, of which Four Million Eight Hundred One Thousand Four Hundred Seventy (4,801,470) shares are issued and outstanding and Ten Million (10,000,000) shares of Preferred Stock, without par value. There are no shares of Preferred Stock outstanding; and

     WHEREAS, the Delaware Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue Ten Million (10,000,000) shares of Common Stock, $0.01 par value, of which One Hundred (100) shares are issued and outstanding, all of which are owned by the California Company, and Ten Million (10,000,000) shares of Preferred Stock, $0.01 par value. There are no shares of Preferred Stock outstanding; and

     WHEREAS, upon the effectiveness of the Merger, all of the outstanding Common Stock of the California Company will be converted into Common Stock of the Delaware Company; and

     WHEREAS, the respective Boards of Directors of the California Company and the Delaware Company have determined that it is advisable and in the best interests of each of such corporations that the California Company merge into the Delaware Company under and pursuant to the General Corporation Laws of Delaware and California and upon the terms and subject to the conditions provided in this Agreement for the purpose of effecting a reincorporation of the California Company in the State of Delaware in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective shareholders and executed by the undersigned officers:

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby promise and agree that the California Company shall merge with and into the Delaware Company on the following terms, conditions and other provisions:

                                    ARTICLE 1
                                    ---------

                                   Definitions
                                   -----------

     When used in this Agreement (and any Exhibit in which such terms are not otherwise defined) the following terms shall have the following meanings, respectively:

     1.1 "California Common Stock" shall mean shares of Common Stock, without
          -----------------------
par value, of the California Company.

     1.2 "California GCL" shall mean the California General Corporation Law.
          --------------

     1.3 "Delaware Common Stock" shall mean shares of Common Stock, par value
          ---------------------
$0.01 per share, of the Delaware Company.

     1.4 "Delaware GCL" shall mean the Delaware General Corporation Law.
          ------------

     1.5 "Effective Time" shall mean the date and time when the Merger shall
          --------------
become effective, in accordance with Section 2.1.

     1.6 "Merger" shall mean the merger of the California Company into the
          ------
Delaware Company.

     1.7 "Surviving Corporation" shall mean the Delaware Company from and after
          ---------------------
the Effective Time.


                                    ARTICLE 2
                                    ---------

                                     Merger
                                     ------

     2.1 Filings and Effectiveness. The Merger shall become effective when the
         -------------------------
following actions shall have been completed:

     (a) This Agreement and the Merger shall have been adopted and approved (i) in accordance with the California GCL by the shareholders of the California Company and (ii) in accordance with the Delaware GCL by the California Company, as the sole stockholder of the Delaware Company and;

     (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

     (c) An executed Certificate of Merger or an executed counterpart of this Agreement shall have been filed with the Secretary of State of the State of Delaware; and

     (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California GCL shall have been submitted for filing with the Secretary of State of the State of California.

     2.2 Merger. At the Effective Time, the Merger shall become effective under
         ------
Section 252 of the Delaware GCL and Section 1108(d) of the California GCL, and the California Company shall merge into the Delaware Company, the separate existence of the California Company shall cease, and the Delaware Company shall continue in existence under the Delaware GCL.

     2.3 Effects. At the Effective Time:
         -------

     (a) the separate existence of the California Company shall cease and the California Company shall be merged into the Delaware Company;

     (b) the Certificate of Incorporation of the Delaware Company shall continue as the Certificate of Incorporation of the Surviving Corporation until changed or amended as provided by law;

     (c) the bylaws of the Delaware Company shall continue as the bylaws of the Surviving Corporation until amended as provided therein;

     (d) the Statement and Designation By Foreign Corporation of the Delaware Company shall be amended to reflect the name of the Delaware Company as stated in its Certificate of Incorporation.

     (e) the Certificates of Authorities in each jurisdiction of the California Company shall be withdrawn and the Certificates of Authorities of the Delaware Company shall be simultaneously filed to duly qualify the Delaware Company to transact business in such jurisdictions as a foreign entity.

     (f) the directors of the California Company in office on the Effective Date shall be and continue as directors of the Surviving Corporation until their successors are elected in accordance with the Certificate of Incorporation and the bylaws of the Surviving Corporation and are duly qualified;

     (g) each officer of the California Company in office on the Effective Date shall be and continue as an officer of the Surviving Corporation and, until their successors are elected or appointed in accordance with the bylaws of the Surviving Corporation and are duly qualified, such officers shall hold the office in the same capacity of the Surviving Corporation which they held before the Merger;

     (h) each share of California Common Stock outstanding immediately prior to the Effective Time shall be converted into one share of Delaware Common Stock pursuant to Article 3 hereof; and

     (i) without further transfer, act or deed, the separate existence of the California Company shall cease and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of the California Company; and each and all of the rights, privileges, immunities, powers and franchises of the California Company, and all property, real, personal and mixed, and all debts due to the California Company on whatever account, stock subscriptions and other things in action or belonging to the California Company shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and each and every other interest of the California Company shall be thereafter as effectually the property of the Surviving Corporation as they were of the California Company; and the title to any real estate vested by deed or otherwise, under the laws of the States of Delaware or California or of any other jurisdiction, in the California Company shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors of the California Company and all liens upon any property of the California Company shall be preserved unimpaired and all debts, liabilities and duties of the California Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     2.4 Further Assurances. The California Company agrees that if, at any time,
         ------------------
or from time to time, after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property, rights, privileges, immunities, powers or franchises of the California Company, the Surviving Corporation and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property, rights, privileges, immunities, powers or franchises in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of the California Company or otherwise.


                                    ARTICLE 3
                                    ---------

                              Conversion of Shares
                              --------------------

     3.1 Conversion of Shares. At the Effective Time, the California Common
         --------------------
Stock shall be converted into Delaware Common Stock as follows:

     (a) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of Delaware Common Stock;

     (b) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be canceled without consideration and shall resume the status of authorized and unissued shares of Delaware Common Stock; and

     (c) each share of Delaware Common Stock will continue to be quoted on the National Association of Security Dealers Automatic Quotation System ("NASDAQ") under the symbol "WSTM" without interruption, as shares of the California Common Stock now quoted and traded.

     3.2 Stock Certificates. At and after the Effective Time, all of the
         ------------------
outstanding certificates which immediately prior to the Effective Time represent shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Delaware Common Stock into which the shares of California Common Stock formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of the Delaware Company or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Company or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Delaware Common Stock evidenced by such outstanding certificate as above provided.

     3.3 Employee or Director Option and Benefit Plans. Each option or other
         ---------------------------------------------
right to purchase or otherwise acquire shares of California Common Stock granted under any employee or director option or benefit plan of the California Company (collectively, the "Plans") which is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option or right to purchase or acquire (and the Delaware Company hereby assumes the obligation to deliver) the same number of shares of Delaware Common Stock at the same price per share, and upon the same terms and subject to the same conditions, as set forth in each of the Plans, as in effect at the Effective Time. The same number of shares of Delaware Common Stock shall be reserved for purposes of the Plans as is equal to the number of shares of California Common Stock so reserved as of the Effective Time. As of the Effective Time, the Delaware Company hereby assumes the Plans and all obligations of the California Company under the Plans including the outstanding options and rights granted pursuant to the Plans.

     3.4 Validity of Delaware Common Stock. All shares of Delaware Common Stock
         ---------------------------------
into which California Common Stock are to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

     3.5 Rights of Former Holders. From and after the Effective Time, no holder
         ------------------------
of certificates which evidenced California Common Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.

                                    ARTICLE 4
                                    ---------

                 Covenants To Be Performed Prior to Closing Date
                 -----------------------------------------------

     4.1 Consents. Each of the California Company and the Delaware Company shall
         --------
use its best efforts to obtain the consent and approval of each person (other than shareholders of the California Company in their capacities as such) whose consent or approval shall be required in order to permit consummation of the Merger.

     4.2 Governmental Authorizations. Each of the California Company and the
         ---------------------------
Delaware Company shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.


                                    ARTICLE 5
                                    ---------

                                   Conditions
                                   ----------

     The obligations of the California Company and the Delaware Company to consummate the Merger are subject to satisfaction of the following conditions:

     5.1 Authorization. The holders of a majority of the voting power of the
         -------------
California Company shall have approved and adopted this Agreement and the Merger at a meeting of the shareholders. All necessary action shall have been taken to authorize the execution, delivery and performance of this Agreement by the California Company and the Delaware Company. The California Company and the Delaware Company shall have full power and authority to consummate the Merger.

     5.2 Consents and Approvals. All authorizations, consents and approvals
         ----------------------
(contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than the California Company or the Delaware Company) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.


                                    ARTICLE 6
                                    ---------

                                  Miscellaneous
                                  -------------

     6.1 Waiver and Amendment. This Agreement may be amended by action of the
         --------------------
respective Boards of Directors of the California Company and the Delaware Company without action by the shareholders or stockholders of the parties, except that any amendment altering any terms of this Agreement if such alteration would adversely affect the holders of any class or series of the capital stock of the California Company or the Delaware Company must be approved by a majority of the voting power of the California Company.

     6.2 Termination. This Agreement may be terminated and the Merger and other
         -----------
transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the shareholders of the California Company, by action of the Board of Directors of the California Company if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of the California Company and its shareholders.

     6.3 No Waiver. No waiver by any party of any condition, or the breach of
         ---------
any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant contained in this Agreement.

     6.4 Governing Law. This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California, except to the extent that the laws of the State of Delaware are mandatorily applicable to the Merger.

     6.5 Approval of the California Company as the Sole Stockholder of the
         -----------------------------------------------------------------
Delaware Company. By its execution and delivery of this Agreement, the
----------------
California Company, as the sole stockholder of the Delaware Company, consents to, approves and adopts this Agreement and approves the Merger, subject to the approval and adoption of this Agreement by the holders of a majority of the voting power of the California Company pursuant to Section 5.1 hereof. The California Company agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of the Delaware Company.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                      CALIFORNIA COMPANY
                                      ------------------

                                      WESTERN MICRO TECHNOLOGY, INC.,
                                      a California corporation


                                      By ______________________________________

                                      Its _____________________________________
Attest:



_____________________________________

_____________________________________


                                      DELAWARE COMPANY
                                      ----------------

                                      WESTERN MICRO TECHNOLOGY, INC.,
                                      a Delaware corporation



                                      By ______________________________________

                                      Its _____________________________________

Attest:



_____________________________________

_____________________________________

                                    EXHIBIT C
                                    ---------

                          CERTIFICATE OF INCORPORATION

                                       OF

                         WESTERN MICRO TECHNOLOGY, INC.


                                       I.

     The name of the Corporation is Western Micro Technology, Inc.


                                       II.

     The address of the registered office of the Corporation in the State of Delaware is located at 30 The Green, in the City of Dover, Delaware, Kent County. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.


                                      III.

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or hereafter may be amended.


                                       IV.

     1. The Corporation is authorized to issue two classes of stock to be designated Common Stock ("Common Stock") and Preferred Stock ("Preferred Stock"), respectively. The total number of shares which the Corporation is authorized to issue is Twenty Million (20,000,000). The number of shares of Common Stock authorized to be issued is Ten Million (10,000,000), $0.01 par value. The number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), $0.01 par value.

     2. The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series:

     (a) the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors;

     (b) the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers; and

     (c) the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

     3. In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock:

     (a) to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions; and

     (b) to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Certificate of Incorporation.

     4. Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for:

     (a) the issue of a series of Preferred Stock;

     (b) a change in the number of authorized shares of a series of Preferred Stock; or

     (c) the elimination from this Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued;

the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Certificate of Incorporation, and whenever such term is used in this Certificate of Incorporation, it shall be deemed to include the effect of the provisions of any such certificate.

         5. As used in this Article IV, the term "Board of Directors" shall include, to the extent permitted by the General Corporation Law of the State of Delaware, any duly authorized committee of the Board of Directors.

     6. Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters which are properly submitted to a vote of such stockholders; and, upon dissolution of the Corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.


                                       V.

     The name and mailing address of the incorporator are as follows:

                                 Dawn C. Steele
                         Western Micro Technology, Inc.
                            254 East Hacienda Avenue
                           Campbell, California 95008

                                       VI.

     The number of Directors which constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.


                                      VII.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, rescind or repeal the Bylaws of the Corporation.


                                      VIII.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                       IX.

     1. A Director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by the laws of the State of

Delaware as now in effect or hereafter amended. In particular, no Director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

     2. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director existing at the time of such repeal or modification.

     3. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a Director, in addition to the circumstances in which he or she is not now liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

                                       X.

     This Corporation shall indemnify its officers, Directors, employees and agents to the maximum extent permitted by the General Corporation Law of the State of Delaware, which power to indemnify shall include, without limitation, the power to enter into indemnification agreements and amendments thereto upon such terms as the Board of Directors shall deem advisable.

     The undersigned, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying under penalties of perjury, under the laws of the State of Delaware, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of __________, 1997.



                                         ______________________________________
                                                     Dawn C. Steele
                                                      Incorporator

PROXY                     WESTERN MICRO TECHNOLOGY, INC.

                            254 EAST HACIENDA AVENUE
                           CAMPBELL, CALIFORNIA 95008

     Proxy solicited by Board of Directors for Annual Meeting--August 1, 1997

The undersigned hereby appoints JAMES W. DORST AND P. SCOTT MUNRO, or each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of WESTERN MICRO TECHNOLOGY, INC. on August 1, 1997, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR each of the director nominees listed and FOR the matters described in paragraphs 2, 3, 4 and 5 unless the shareholder specifies otherwise, in which case it will be voted as specified. If you wish to vote in accordance with Board of Directors' recommendations, please sign the proxy. You need not mark any boxes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                      (Continued and to be signed on reverse side)
-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

The Board of Directors recommends a vote FOR the following matters to come before the meeting:                 Please mark
                                                                                                             your votes as  /X/
                                                                                                              indicated in
                                                                                                              this example

                                      FOR            WITHHOLD
                                nominees listed      AUTHORITY                                                FOR  AGAINST  ABSTAIN
1. To elect a Board of six    (except as marked    to vote for      2. To approve certain Amendments to the   / /    / /      / /
   directors:                  to the contrary)   nominees listed      Company's 1994 Stock Option Plan.
                                      / /              / /                                                    FOR  AGAINST  ABSTAIN
     NOMINEES: Angelo Guadagno                                      3. To approve the amendment of the        / /    / /      / /
               James J. Heffernan                                      Company's Articles of Incorporation
               Carlton J. Mertens, II                                  to increase the number of authorized
               P. Scott Munro                                          shares of Common Stock.
               K. William Sickler                                                                             FOR  AGAINST  ABSTAIN
               J. Larry Smart                                       4. To authorize the Board of Directors    / /    / /      / /
                                                                       and Officers of the Company to change
    INSTRUCTION:  To withhold authority to vote for                    the state of incorporation of the
    any individual nominee, write name or names here.                  Company from California to Delaware.
                                                                                                              FOR  AGAINST  ABSTAIN
    _________________________________________________               5. To ratify the designation of Coopers
                                                                       & Lybrand L.L.P. as independent        / /    / /      / /
                                                                       accountants for the period ending
                                                                       December 31, 1997.

                                                                                     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL
                                                                                     MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND
                                                                                     PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED
                                                                                     ENVELOPE.



Signature(s)___________________________________________________________________________________ Date _____________________, 1997
Signature(s) of Shareholder or Shareholders, (Executors, Administrators, Trustees, etc. should give full title.)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE